Exhibit 10.6

SHAREHOLDER INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT, dated as of May 10, 2016 (this “Agreement”), is between Turning Point Brands, Inc., a Delaware corporation (the “Company”), and Standard General Master Fund L.P., a limited partnership organized under the laws of the Cayman Islands (“Standard General”).

RECITALS

A.                The Company intends to effect an initial public offering (the “IPO”) of its common stock, pursuant to a registration statement on Form S-1 filed with the U.S. Securities and Exchange Commission; and

B.                 The parties hereto recognize the possibility that claims might be made against, and liabilities incurred by, Standard General or related Persons or Affiliates under applicable securities laws or otherwise in connection with the IPO, and the parties hereto accordingly wish to provide for Standard General and related Persons and Affiliates to be indemnified in respect of any such claims and liabilities.

NOW, THEREFORE, in consideration of the foregoing premises, and the mutual agreements and covenants and provisions herein set forth, the parties hereto hereby agree as follows:

1.                  Definitions.

(a)                “Affiliate” means, with respect to any Person, (i) any other Person directly or indirectly Controlling, Controlled by or under common Control with, such Person (ii) any Person directly or indirectly owning or Controlling 10% or more of any class of outstanding voting securities of such Person or (iii) any officer, director, general partner, special limited partner or trustee of any such Person described in clause (i) or (ii).

(b)               “Claim” means (i) any threatened, asserted, pending or completed claim, demand, action, suit or proceeding, whether civil, criminal, administrative, arbitrative, investigative or other, and whether made pursuant to federal, state or other law; and (ii) any inquiry or investigation, whether made, instituted or conducted, by the Company or any other Person, including without limitation any federal, state or other governmental entity, that Indemnitee determines might lead to the institution of any such claim, demand, action, suit or proceeding. For the avoidance of doubt, the Company intends indemnity to be provided hereunder in respect of acts or failure to act prior to, on or after the date hereof.

(c)                “Commission” means the United States Securities and Exchange Commission or any successor entity thereto.

(d)                “Company Group” means the Company and each of its subsidiaries.

(e)               “Control” of any Person means the power to direct the management and policies of such Person (whether through the ownership of voting securities, by contract, as trustee or executor, as general partner, or otherwise).

(f)                “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(g)               “Expenses” means all attorneys’ and experts’ fees and expenses and all other costs and expenses paid or payable in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to investigate, defend, be a witness in or participate in (including on appeal), any Claim.

(h)                “Indemnifiable Claim” means, with respect to any Indemnitee, any Claim by or against such Indemnitee involving any Losses with respect to which such Indemnitee may be entitled to be indemnified by the Company under this Agreement.

(i)                “Indemnitee” means Standard General, its Affiliates (other than any member of the Company Group), and the directors, officers, partners, members, employees, agents, advisors, consultants, representatives and controlling persons (within the meaning of the Securities Act) of each of them, in each case irrespective of the capacity in which such person acts.

(j)               “Losses” means any and all Expenses, damages, losses, liabilities, judgments, fines, penalties (whether civil, criminal or other), ERISA excise taxes or penalties and amounts paid or payable in settlement, including without limitation all interest, assessments and other charges paid or payable in connection with or in respect of any of the foregoing.

(k)               “Person” means any individual, entity, or group, within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act.

(l)                 “Related Document” means any agreement, certificate, instrument or other document to which any member of the Company Group may be a party or by which it or any of its properties or assets may be bound or affected from time to time relating in any way to the Offering or any of the transactions contemplated thereby, including without limitation, in each case as the same may be amended from time to time, (i) any registration statement filed by or on behalf of any member of the Company Group with the Commission in connection with the Offering, including all exhibits, financial statements and schedules appended thereto, and any submissions to the Commission in connection therewith, (ii) any prospectus, preliminary, final, free writing or otherwise, included in such registration statements or otherwise filed by or on behalf of any member of the Company Group in connection with the Offering, (iii) any private placement or offering memorandum or circular, information statement or other information or materials distributed by or on behalf of any member of the Company Group or any placement agent or underwriter in connection with the Offering, (iv) any federal, state or foreign securities law or other governmental or regulatory filings or applications made in connection with any Offering or any of the transactions contemplated thereby, (v) any dealer-manager, underwriting, subscription, purchase, stockholders, option or registration rights agreement or plan entered into or adopted by any member of the Company Group in connection with the Offering, or (vi) any quarterly, annual or current reports or other filing filed, furnished or supplementally provided by any member of the Company Group with or to the Commission or any securities exchange, including all exhibits, financial statements and schedules appended thereto, and any submission to the Commission or any securities exchange in connection therewith.

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(m)                 “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

2.                  Indemnification.

(a)                The Company agrees to indemnify, defend and hold harmless each Indemnitee, to the fullest extent permitted by law, from and against any and all Losses in any way resulting from, arising out of or in connection with, based upon or relating to (i) the Securities Act, the Exchange Act or any other applicable securities or other laws, in connection with the IPO, any Related Document or any of the transactions contemplated thereby, (ii) any other action or failure to act of any member of the Company Group or any of their predecessors, whether such action or failure has occurred or is yet to occur, (iii) the fact that such Indemnitee is or was a stockholder of any member of the Company Group, (iv) any breach or alleged breach by such Indemnitee of any duty imposed on a stockholder, officer or director, or (v) any transaction described in the registration statement on Form S-1 for the IPO under the heading “Certain Relationships and Transactions” to which Standard General or any Affiliate thereof is a party; provided, however, that no Indemnitee shall have a right to indemnification, advancement of expenses or exculpation from liability hereunder in respect of the Company Group’s rights or remedies under any Indemnitee’s contractual obligation to the Company Group.

(b)               Without in any way limiting the foregoing Section 2(a), the Company agrees to indemnify, defend and hold harmless each Indemnitee from and against any and all Losses resulting from, arising out of or in connection with, based upon or relating to liabilities under the Securities Act, the Exchange Act or any other applicable securities or other laws, rules or regulations in connection with (i) the inaccuracy or breach of or default under any representation, warranty, covenant or agreement in any Related Document, or any allegation thereof, (ii) any untrue statement or alleged untrue statement of a material fact contained in any Related Document or (iii) any omission or alleged omission to state in any Related Document a material fact required to be stated therein or necessary to make the statements therein not misleading. Notwithstanding the foregoing, the Company shall not be obligated to indemnify such Indemnitee from and against any such Losses to the extent that such Losses arise out of or are based upon an untrue statement or omission made in any Related Document in reliance upon and in conformity with written information furnished to the Company by such Indemnitee in an instrument duly executed by such Indemnitee and specifically stating that it is for use in the preparation of any Related Document.

(c)                Subject to Section 2(d), without in any way limiting the foregoing, in the event that any Claim is initiated by an Indemnitee, any member of the Company Group or any other Person to enforce or interpret this Agreement, any rights of such Indemnitee to indemnification or advancement of Expenses (or related obligations of such Indemnitee) under any member of the Company Group’s certificate of incorporation or bylaws or other similar organizational document (collectively, the “Constituent Documents”), any other agreement to which Indemnitee and any member of the Company Group are party, any vote of directors of any member of the Company Group, the Delaware General Corporation Law or any other applicable law or any liability insurance policy, the Company shall indemnify such Indemnitee against all Expenses incurred by such Indemnitee or on such Indemnitee’s behalf in connection with such Claim, whether or not such Indemnitee is successful in such Claim, except to the extent that the Person presiding over such Claim determines that material assertions made by such Indemnitee in such proceeding were in bad faith or were frivolous.

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(d)               Notwithstanding the foregoing, indemnification shall not be available to the extent that it is finally determined by a court, in a final judgment from which no further appeal may be taken, that such Losses arises out of, or is primarily based upon, the gross negligence or willful misconduct of the Indemnitee.

(e)                Notwithstanding anything in this Section 2 to the contrary, it is understood and agreed that nothing in this Agreement is intended to provide for indemnification in respect of taxes imposed on the basis of income of an Indemnitee.

3.                  Contribution.

(a)                If for any reason the indemnity specifically provided for in Section 2 is unavailable or is insufficient to hold harmless any Indemnitee from any Losses covered by such indemnity, then the Company, shall contribute to the amount paid or payable by such Indemnitee as a result of such Losses in such proportion as is appropriate to reflect (i) the relative fault of each of the members of the Company Group, on the one hand, and such Indemnitee, on the other, in connection with the state of facts giving rise to such Losses, (ii) the relative benefits received by the members of the Company Group, on the one hand, and such Indemnitee, on the other, from the IPO or other circumstances giving rise to such Losses and (iii) if required by applicable law, any other relevant equitable considerations.

(b)               For purposes of Section 3(a), the relative fault of each member of the Company Group, on the one hand, and of an Indemnitee, on the other, shall be determined by reference to, among other things, (i) their respective relative intent, knowledge, access to information and opportunity to correct the state of facts giving rise to such Losses, (ii) in the case of Section 2(b), whether the information whose inclusion in or omission from any Related Document resulted in the actual or alleged inaccuracy or breach of or default under any representation, warranty, covenant or agreement therein, or which is or is alleged to be untrue, required to be stated therein or necessary to make the statements therein not misleading, was supplied or should have been supplied by the members of the Company Group, on the one hand, or by such Indemnitee, on the other, and (iii) applicable law, and the relative benefits received by each member of the Company Group, on the one hand, and an Indemnitee, on the other, shall be determined by weighing the direct monetary proceeds to the Company Group, on the one hand, and such Indemnitee, on the other, from the IPO or other circumstances giving rise to such Losses.

(c)                The parties hereto acknowledge and agree that it would not be just and equitable if the Company’s contributions pursuant to Section 3 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in such Section. No Indemnitee shall be entitled to contribution from the Company with respect to any Losses covered by the indemnity specifically provided for in Section 2(b) in the event that such Indemnitee is finally determined to be guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such Losses and the Company is not guilty of such fraudulent misrepresentation.

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4.                  Indemnification Procedures.

(a)                To obtain indemnification under this Agreement in respect of an Indemnifiable Claim or Loss, Indemnitee shall submit to the Company a written request therefor, including a brief description (based upon information then available to Indemnitee) of such Indemnifiable Claim or Loss. The failure by Indemnitee to timely notify the Company of any Indemnifiable Claim or Loss shall not relieve the Company from any liability hereunder unless, and only to the extent that, the Company did not otherwise learn of such Indemnifiable Claim or Loss and such failure results in forfeiture by the Company of substantial defenses, rights or insurance coverage. The Company shall be entitled to participate in the defense of any Indemnifiable Claim or to assume or lead the defense thereof with counsel reasonably satisfactory to the Indemnitee; provided that if Indemnitee determines, after consultation with counsel selected by Indemnitee, that (i) the use of counsel chosen by the Company to represent Indemnitee would present such counsel with an actual or potential conflict, (ii) the named parties in any such Indemnifiable Claim (including any impleaded parties) include both the Company and Indemnitee and Indemnitee shall conclude that there may be one or more legal defenses available to him or her that are different from or in addition to those available to the Company or (iii) Indemnitee has interests in the claim or underlying subject matter that are different from or in addition to those of other Persons against whom the Indemnifiable Claim has been made or might reasonably be expected to be made, then Indemnitee shall be entitled to retain separate counsel (but not more than one law firm plus, if applicable, local counsel in respect of any particular Indemnifiable Claim for all indemnitees in Indemnitee’s circumstances) at the Company’s expense. The Company shall not be liable to Indemnitee under this Agreement for any amounts paid in settlement of any threatened or pending Indemnifiable Claim effected without the Company’s prior written consent. The Company shall not, without the prior written consent of the Indemnitee, effect any settlement of any threatened or pending Indemnifiable Claim which the Indemnitee is or could have been a party unless such settlement solely involves the payment of money and includes a complete and unconditional release of the Indemnitee from all liability on any claims that are the subject matter of such Indemnifiable Claim.

(b)               Indemnitee shall have the right to advancement by the Company prior to the final disposition of any Indemnifiable Claim of any and all Expenses relating to, arising out of or resulting from any Indemnifiable Claim paid or incurred by Indemnitee or which Indemnitee determines in good faith are reasonably likely to be paid or incurred by Indemnitee and as to which Indemnitee’s counsel provides supporting documentation. Without limiting the generality or effect of the foregoing, within 20 days after any request by Indemnitee that is accompanied by supporting documentation for specific Expenses to be reimbursed or advanced, the Company shall, in accordance with such request (but without duplication), (i) pay such Expenses on behalf of Indemnitee, (ii) advance to Indemnitee funds in an amount sufficient to pay such Expenses, or (iii) reimburse Indemnitee for such Expenses; provided that Indemnitee shall repay, without interest any amounts actually advanced to Indemnitee that, at the final disposition of the Indemnifiable Claim to which the advance related, were in excess of amounts paid or payable by Indemnitee in respect of Expenses relating to, arising out of or resulting from such Indemnifiable Claim. In connection with any such payment, advancement or reimbursement, at the request of the Company, Indemnitee shall execute and deliver to the Company an undertaking, which need not be secured and shall be accepted without reference to Indemnitee’s ability to repay the Expenses, by or on behalf of the Indemnitee, to repay any amounts paid, advanced or reimbursed by the Company in respect of Expenses relating to, arising out of or resulting from any Indemnifiable Claim in respect of which it shall have been determined, following the final disposition of such Claim that Indemnitee is not entitled to indemnification hereunder.

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(c)                Presumptions; Burden and Standard of Proof. In connection with any determination regarding the entitlement of any Indemnitee to be indemnified, or any review of any such determination, by any Person:

(i)                 It shall be a presumption that such Indemnitee has met any applicable standard of conduct and that indemnification of such Indemnitee is proper in the circumstances.

(ii)               The burden of proof shall be on the Company to overcome the presumption set forth in the preceding clause (i), and such presumption shall only be overcome only by the Company adducing clear and convincing evidence to the contrary.

(iii)             The termination of any Claim by judgment, order, finding, award, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that indemnification is not proper or that an Indemnitee did not meet any applicable standard of conduct or that a court has determined that indemnification is not permitted by this Agreement or otherwise.

5.                  Certain Covenants. The rights of each Indemnitee to be indemnified under any other agreement, document, certificate or instrument, by-laws or other organizational agreement or instrument, insurance policy or applicable law (collectively, “Other Indemnity Provisions”) are independent of and in addition to any rights of such Indemnitee to be indemnified under this Agreement, provided that to the extent that an Indemnitee is entitled to be indemnified by the Company under this Agreement and by any other Indemnitee under any other agreement, document, certificate, by-law or other organizational agreement or instrument, or by any insurer under a policy maintained by any other Indemnitee, the obligations of the Company hereunder shall be primary, and the obligations of such other Indemnitee or insurer secondary, and the Company shall not be entitled to contribution or indemnification from or subrogation against such other Indemnitee or insurer. Notwithstanding the foregoing, any Indemnitee may choose to seek indemnification from any potential source of indemnification regardless of whether such indemnitor is primary or secondary. An Indemnitee’s election to seek advancement of indemnified sums from any secondary indemnifying party will not limit the right of such Indemnitee, or any secondary indemnitor proceeding under subrogation rights or otherwise, from seeking indemnification from the Company to the extent that the obligations of the Company are primary, and the Company agrees to indemnify each Indemnitee from and against, and to pay to each Indemnitee, any amount paid or reimbursed by such Indemnitee to or on behalf of another indemnitee, pursuant to indemnification arrangements or otherwise, in respect of the Losses referred to in Section 2. The rights of each Indemnitee and the obligations of the Company hereunder shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnitee. Following the Offering, each member of the Company Group, and each of their corporate successors, shall implement and maintain in full force and effect any and all corporate charter and by-law (or similar organizational document or instrument) provisions that may be necessary or appropriate to enable it to carry out its obligations hereunder to the fullest extent permitted by applicable law, including without limitation a provision of its certificate of incorporation (or comparable organizational document under its jurisdiction of incorporation) eliminating liability of a director for breach of fiduciary duty to the fullest extent permitted by applicable law, as amended from time to time. The Company shall not seek or agree to any order of any court or other governmental authority that would prohibit or otherwise interfere, and shall not take or fail to take any other action if such action or failure would reasonably be expected to have the effect of prohibiting or otherwise interfering, with the performance of the Company’s indemnification, advancement or other obligations under this Agreement.

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6.                  No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment to Indemnitee in respect of any Losses to the extent Indemnitee has otherwise already actually received payment (net of Expenses incurred in connection therewith) under any insurance policy, the Constituent Documents and Other Indemnity Provisions or otherwise in respect of such Losses otherwise indemnifiable hereunder.

7.                  Notices. For all purposes of this Agreement, all communications, including without limitation notices, consents, requests or approvals, required or permitted to be given hereunder must be in writing and shall be deemed to have been duly given when hand delivered or dispatched by electronic facsimile or other electronic transmission (with receipt thereof orally confirmed), or one business day after having been sent for next day delivery by a nationally recognized overnight courier service as follows:

(a)                If to the Company, to:

Turning Point Brands, Inc.
5201 Interchange Way
Louisville, Kentucky 40229
Attention: James Dobbins
Facsimile: (●)
Email: jdobbins@natcinc.net

with a copy to (which shall not constitute notice):

Milbank, Tweed, Hadley & McCloy LLP
28 Liberty Street
New York, New York 10005
Attention: David Zeltner
Facsimile: (212) 822-5003
Email: dzeltner@milbank.com

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(b)               If to Standard General, to:

or to such other address as either party may have furnished to the other in writing and in accordance herewith, except that notices of changes of address will be effective only upon receipt.

8.                  Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by and construed in accordance with the substantive laws of the State of Delaware, without giving effect to the principles of conflict of laws of such State. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the Chancery Court of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement, waive all procedural objections to suit in that jurisdiction, including without limitation objections as to venue or inconvenience, agree that service in any such action may be made by notice given in accordance with Section 7 and also agree that any action instituted under this Agreement shall be brought only in the Chancery Court of the State of Delaware.

9.                  Severability. If any provision of this Agreement or the application of any provision hereof to any Person or circumstance is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to any other Person or circumstance shall not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal shall be reformed to the extent, and only to the extent, necessary to make it enforceable, valid or legal. In the event that any court or other adjudicative body shall decline to reform any provision of this Agreement held to be invalid, unenforceable or otherwise illegal as contemplated by the immediately preceding sentence, the parties thereto shall take all such action as may be necessary or appropriate to replace the provision so held to be invalid, unenforceable or otherwise illegal with one or more alternative provisions that effectuate the purpose and intent of the original provisions of this Agreement as fully as possible without being invalid, unenforceable or otherwise illegal.

10.              Successors; Binding Effect. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business or assets of the Company expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. This Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and permitted assigns, and each other Indemnitee, but neither this Agreement nor any right, interest or obligation hereunder shall be assigned, by the Company without the prior written consent of Standard General. Insofar as any Indemnitee transfers all or substantially all of its assets to a third party, such third party shall thereupon be deemed an additional Indemnitee for all purposes of this Agreement, with the same effect as if it were a signatory to this Agreement in such capacity.

11.              Miscellaneous. No provision of this Agreement may be waived, modified or discharged unless such waiver, modification or discharge is agreed to in writing signed by such Indemnitee and the Company. No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, expressed or implied with respect to the subject matter hereof have been made by either party that are not set forth expressly in this Agreement. This Agreement constitutes the entire agreement, and supersede all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter of this Agreement. Any prior agreements or understandings between the parties hereto with respect to indemnification are hereby terminated and of no further force or effect. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together shall constitute one and the same agreement.

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12.              Certain Interpretive Matters. Unless the context of this Agreement otherwise requires, (a) “it” or “its” or words of any gender include each other gender, (b) words using the singular or plural number also include the plural or singular number, respectively, (c) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement, (d) the terms “Article,” “Section,” “Annex” or “Exhibit” refer to the specified Article, Section, Annex or Exhibit of or to this Agreement, (e) the terms “include,” “includes” and “including” will be deemed to be followed by the words “without limitation” (whether or not so expressed), and (f) the word “or” is disjunctive but not exclusive. Whenever this Agreement refers to a number of days, such number will refer to calendar days unless business days are specified and whenever action must be taken (including the giving of notice or the delivery of documents) under this Agreement during a certain period of time or by a particular date that ends or occurs on a non-business day, then such period or date will be extended until the immediately following business day. As used herein, “business day” means any day other than Saturday, Sunday or a United States federal holiday.

[SIGNATURES ON NEXT PAGE]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement by their authorized representatives as of the date first above written.

TURNING POINT BRANDS, INC.

By:	/s/ James Dobbins
Name: James Dobbins
Title: Senior Vice President, General Counsel and Secretary

STANDARD GENERAL MASTER FUND L.P.

By:	/s/ Soohyung Kim
Name: Soohyung Kim
Title: Managing Partner

[Signature Page to Shareholder Indemnification Agreement]

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